Exhibit 3.1

AMENDMENT NO. 1 TO THE
AMENDED AND RESTATED BY-LAWS OF
THE GABELLI  CONVERTIBLE AND INCOME SECURITIES FUND INC.
(Dated and effective as of January 15, 2010)

ARTICLE I

1.111   Proposals by Stockholders of Business.

(a)   Annual Meetings of Stockholders.

(1)   Proposals of business to be considered by the Corporation's stockholders may be made at an annual meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who was a stockholder of record from the time the stockholder gives notice as provided for in this Section 1.11 to the time of the annual meeting, who is entitled to vote at the annual meeting on any such business and who has complied with this Section 1.11.

(2)   For any business to be properly brought before an annual meeting by a stockholder pursuant to Section 1.11(a)(1), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder's notice shall set forth all information required under this Section 1.11 and shall be delivered to the Secretary at the principal executive office of the Corporation neither earlier than 9:00 a.m. on the 120th day nor later than 5:00 p.m., Eastern Time, on the 90th day before the first anniversary of the date of the proxy statement for the preceding year's annual meeting; provided, however, that notice for the 2010 annual meeting of stockholders shall be delivered to the Secretary at the principal executive office of the Corporation no later than 5:00 p.m., Eastern Time, on the 60th day before the first anniversary of the date of the proxy statement for the 2009 annual meeting of stockholders; provided, further, however, that in the event the date of the annual meeting is advanced or delayed by more than 25 days from the first anniversary of the date of the preceding year's annual meeting, or in the event that no annual meeting was held the preceding year, notice by the stockholder will be timely if so delivered not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which public announcement of the date of such annual meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder's notice as described above.

(3)   Any stockholder's notice delivered pursuant to Section 1.11(a)(2) shall set forth:

(i)   as to any business that the stockholder proposes to bring before the annual meeting, a description of such business (including the complete text of any resolutions to be presented at the annual meeting), the stockholder's reasons for proposing such business at the annual meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or any Stockholder Associated Person therefrom;

(ii)   as to each of the stockholders giving the notice and any Stockholder Associated Person,

(A)  the class, series and number of all shares of stock or other securities of the Corporation (collectively, "Company Securities"), if any, which are owned (beneficially or of record) by such stockholder or Stockholder Associated Person, the date(s) on which such Company Securities were acquired and the investment intent of such acquisition(s), and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person (whether or not such person maintains a "net long" position),

(B)  the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder or Stockholder Associated Person,

(C)  whether and the extent to which such stockholder or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last twelve months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement) (w) the value of which is derived in whole or in part from the value of any Company Securities, (x) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from changes in the value or price of any Company Securities, (y) the effect or intent of which is to mitigate loss or manage risk or benefit of changes in the value or price of any Company Securities, or (z)

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1   The text that follows replaces in its entirety the prior text of Article I, Section 1.11 of these Amended and Restated By-Laws.

which provides the right to vote or increase or decrease the voting power of such stockholder or Stockholder Associated Person, with respect to any Company Securities;

(D)   whether such stockholder or Stockholder Associated Person is, or is not, an "interested person" of the Corporation, as such term is defined in the Investment Company Act of 1940, as amended, and the rules promulgated thereunder, and information regarding such stockholder or Stockholder Associated Person that is sufficient, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to make such determination;

(iii)   as to each of the stockholder giving the notice and any Stockholder Associated Person with an interest or ownership referred to in clause (ii) of this Section 1.11(a)(3),

(A)   the name and address of such stockholder, as they appear on the Corporation's stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person, and

(B)   the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person;

(iv)   to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the proposal of business on the date of such stockholder's notice; and

(v)   a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting of stockholders to bring such business before the annual meeting.

(4)   "Stockholder Associated Person" of any stockholder means (i) any person acting in concert with such stockholder (including, but not limited to, in connection with such stockholder's proposal of one or more Proposed Nominees (as defined in Article I, Section 1.12 of these By-Laws) and/or of any business) with respect to the Corporation or any Company Securities, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (as defined in Rule 16a-1(a)(1), without reference to the proviso therein, or Rule 16a-1(a)(2), or any successor provisions, under the Securities Exchange Act of 1934, as amended), and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

(b)   Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the special meeting pursuant to the Corporation's notice of meeting.

(c)   General.

(1)   If information submitted pursuant to this Section 1.11 by any stockholder proposing business at an annual meeting of stockholders shall be inaccurate or incomplete in any material respect, such information may be deemed not to have been provided, and the business in respect of which such information is required by Section 1.11(a)(3) may be deemed not to have been proposed, in accordance with this Section 1.11.  Any such stockholder shall notify the Corporation of any inaccuracy or incompleteness (within two business days of becoming aware of such inaccuracy or change) in any such information. Within five business days after the record date related to the annual meeting of stockholders, and upon written request by the Secretary or the Board of Directors, within five business days of delivery of such request (or such other period as may be specified in such request), any such stockholder shall provide (i) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy or certify the completeness of any information submitted or required to be submitted by the stockholder pursuant to this Section 1.11, and (ii) a written update of any information submitted by the stockholder pursuant to this Section 1.11 as of the record date or a date not later than such request by the Secretary or the Board of Directors.  If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided, and the business in respect of which such information is required by Section 1.11(a)(3) may be deemed not to have been proposed, in accordance with this Section 1.11.

(2)   Only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the annual meeting in accordance with this Section 1.11.  The Board of Directors and the chairman of the annual meeting shall each have the power to determine whether any business proposed to be brought before the annual meeting was proposed in accordance with this Section 1.11.

(3)   "Public announcement" shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

(4)   Notwithstanding the foregoing provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of state law and of the Securities Exchange Act of 1934, as amended, and any rules and regulations thereunder.  Nothing in these By-Laws shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Securities Exchange Act of 1934, as amended.

1.12    Nominations by Stockholders.

(a) Annual Meetings of Stockholders.

(1)   Nominations of individuals for election to the Board of Directors may be made at an annual meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who was a stockholder of record from the time the stockholder gives notice as provided for in this Section 1.12 to the time of the annual meeting, who is entitled to vote at the annual meeting in the election of each individual so nominated and who has complied with this Section 1.12.

(2)   For any nomination to be properly brought before an annual meeting by a stockholder pursuant to Section 1.12(a)(1), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall set forth all information required under this Section 1.12 and shall be delivered to the Secretary at the principal executive office of the Corporation neither earlier than 9:00 a.m. on the 120th day nor later than 5:00 p.m., Eastern Time, on the 90th day before the first anniversary of the date of the proxy statement for the preceding year's annual meeting; provided, however, that notice for the 2010 annual meeting of stockholders shall be delivered to the Secretary at the principal executive office of the Corporation no later than 5:00 p.m., Eastern Time, on the 60th day before the first anniversary of the date of the proxy statement for the 2009 annual meeting of stockholders; provided, further, however, that in the event the date of the annual meeting is advanced or delayed by more than 25 days from the first anniversary of the date of the preceding year's annual meeting, or in the event that no annual meeting was held the preceding year, notice by the stockholder will be timely if so delivered not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which public announcement of the date of such annual meeting is first made.  The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder's notice as described above.

(3)   Any stockholder's notice delivered pursuant to Section 1.12(a)(2) shall set forth:

(i)   as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a "Proposed Nominee"), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended;

(ii)  as to each of the stockholders giving the notice, any Proposed Nominee and any Stockholder Associated Person,

(A) the class, series and number of all shares of stock or other securities of the Corporation (collectively, "Company Securities"), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date(s) on which such Company Securities were acquired and the investment intent of such acquisition(s), and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person (whether or not such person maintains a "net long" position),

(B) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person,

(C) whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last twelve months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement) (w) the value of which is derived in whole or in part from the value of any Company Securities, (x) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from changes in the value or price of any Company Securities, (y) the effect or intent of which is to mitigate loss or manage risk or benefit of changes in the value or price of any Company Securities, or (z) which provides the right to vote or increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person, with respect to any Company Securities;

(D)   whether such stockholder, Proposed Nominee or Stockholder Associated Person is, or is not, an "interested person" of the Corporation, as such term is defined in the Investment Company Act of 1940, as amended, and the rules promulgated thereunder, and information regarding such stockholder, Proposed Nominee or Stockholder Associated Person that is sufficient, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to make such determination;

(iii)   as to each of the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clause (ii) of this Section 1.12(a)(3) and any Proposed Nominee,

(A)  the name and address of such stockholder, as they appear on the Corporation's stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee, and

(B) the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person;

(iv)  to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director of the Corporation on the date of such stockholder's notice; and

(v) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting of stockholders to nominate the persons named in its notice.

(4)   Such stockholder's notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation and (b) will serve as a director of the Corporation if elected; and (ii) attaching a completed Proposed Nominee questionnaire, which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, or would be required pursuant to the rules of any national securities exchange or over-the-counter market applicable to any Company Securities.

(5)   Notwithstanding anything in this Section 1.12(a) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 60 days prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting, a stockholder's notice required by this Section 1.12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Corporation.

(b)   Special Meetings of Stockholders.  Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record from the time the stockholder gives notice provided for in this Section 1.12 to the time of the special meeting, who is entitled to vote at the special meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 1.12.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation's notice of meeting, if the stockholder's notice, containing the information required by Sections 1.12(a)(3) and 1.12(a)(4) (replacing references to "annual meeting" with "special meeting"), shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 60th day before such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 30th day before such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder's notice as described above.

(c)   General.

(1)   If information submitted pursuant to this Section 1.12 by any stockholder proposing a nominee for election as a director shall be inaccurate or incomplete in any material respect, such information may be deemed not to have been provided, and the nomination in respect of which such information is required by Section 1.12(a)(3) may be deemed not to have been made, in accordance with this Section 1.12.  Any such stockholder shall notify the Corporation of any inaccuracy or incompleteness (within two business days of becoming aware of such inaccuracy or change) in any such information.  Within five business days after the record date related to the annual or special meeting of stockholders, and upon written request by the Secretary or the Board of Directors, within five business days of delivery of such request (or such other period as may be specified in such request), any such stockholder shall provide (i) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy or certify the completeness of any information submitted or required to be submitted by the stockholder pursuant to this Section 1.12, and (ii) a written update of any information submitted by the stockholder pursuant to this Section 1.12 as of the record date or a date not later than such request by the Secretary or the Board of Directors. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided, and the nomination in respect of which such information is required by Section 1.12(a)(3) may be deemed not to have been made, in accordance with this Section 1.12.

(2)   Only such individuals who are nominated in accordance with this Section 1.12 shall be eligible for election by stockholders as directors. The Board of Directors and the chairman of the meeting shall each have the power to determine whether a nomination was made in accordance with this Section 1.12.